PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


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                          EBANK.COM, INC.
              ---------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                                 EBANK.COM, INC.
                              2410 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholder:

         We cordially invite you to attend the 2001 Annual Meeting of Shareholders of ebank.com, Inc., the holding company for ebank. At the meeting, we will report on our performance in 2000 and answer your questions. We look forward to discussing our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

         This letter serves as your official notice that we will hold the meeting on May 21, 2001 at 4 p.m. at our offices at 2410 Paces Ferry Road Atlanta, Georgia, for the following purposes:

1.       To elect four members to the board of directors; and

2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on April 12, 2001 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company's offices prior to the meeting.

         Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

                                         By Order of the Board of Directors,

                                         /s/ James L. Box

                                         James L. Box
                                         Chief Executive Officer

Atlanta, Georgia
April 20, 2001

                                 EBANK.COM, INC.
                              2410 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON MAY 21, 2001

         Our board of directors is soliciting proxies for the 2001 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               VOTING INFORMATION

         The board set April 12, 2001 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,469,250 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

         When you sign the proxy card, you appoint James L. Box and Stephen R. Gross as your representatives at the meeting. Mr. Box and Mr. Gross will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Box and Mr. Gross will vote your proxy for the election to the board of directors of all nominees listed below under "Election of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Box and Mr. Gross will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

         Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about April 20, 2001.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         The board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. Since our last annual meeting in October 2000, the board has appointed Richard D. Jackson and James L. Box to serve as Class III directors and Don B. Stout to serve as a Class II director, in each case to serve until our next Annual Meeting of Shareholders. In March 2001, Louis J. Douglass resigned as a director and as president of our subsidiary, ebank. Upon Mr. Douglass' resignation, we reduced the size of the board of directors to its current number of eight. The current terms of the Class III directors will expire at the meeting. In addition, Mr. Stout's term as a Class II director also expires at the meeting. The terms of the Class I directors expire at the 2002 Annual Shareholders Meeting. The terms of the Class II directors (other than Mr. Stout, whose term expires at this meeting) will expire at the 2003 Annual Shareholders Meeting. Our directors and their classes are:

      Class I                 Class II              Class III

 Terry L. Ferrero          Gary M. Bremer       Stephen R. Gross
  G. Webb Howell          Richard C. Carter    Richard D. Jackson
                            Don B. Stout          James L. Box


         Shareholders will elect three nominees as Class III directors at the meeting to serve three-year terms expiring at the 2004 Annual Meeting of Shareholders, and one nominee as Class II director to serve a two-year term expiring at the 2003 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the four nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

         The board of directors recommends that you elect Stephen R. Gross, Richard D. Jackson, and James L. Box as Class III directors, and Don B. Stout as a Class II director.

         If you submit a proxy but do not specify how you would like it to be voted, Mr. Box and Mr. Gross will vote your proxy to elect Mr. Gross, Mr. Jackson, Mr. Box, and Mr. Stout. If any of these nominees are unable or fail to accept nomination or election (which we do not anticipate), Mr. Box and Mr. Gross will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees:

         JAMES L. BOX, age 54, serves as one of our directors and as our president and chief executive officer. Mr. Box has over 30 years experience in the financial services industry. He has held several senior level banking positions at Georgia Federal Bank, First Union National Bank and First Georgia Bank, where his career was centered in finance and operations. Most recently, Mr. Box served as president and chief executive officer of Ashford Investment Group, a financial services consulting firm he founded in 1997. From 1993 to 1997, Mr. Box was senior vice president and director of corporate development at First Image Management Company, a subsidiary of First Data Corporation. Mr. Box holds degrees from Jacksonville State University and the University of Alabama - Birmingham. He is also a graduate of the Stonier Graduate School of Banking at Rutgers University. Mr. Box attended the Executive Program at the University of North Carolina where he specialized in strategic planning.

         RICHARD D. JACKSON, age 63, was named chairman of the board of ebank.com, Inc. and appointed to serve as a director of ebank on October 26, 2000. Since 1996, Mr. Jackson has worked as a private business consultant. Prior to his consulting business, Mr. Jackson served as chief operations officer from 1993 to 1994 and vice chairman from 1994 to July 1995 of First Financial Management Corporation. From 1974 to 1992, he served as president and chief executive officer of First Georgia Bank and Georgia Federal Bank. Mr. Jackson has served as a director for Schweitzer - Mauduit., Inc. since 1995. He has served as a director and a co-chairman of the board of Anacomp, Inc. and as a director and the chairman of the board of Asset Management Outsourcing, Inc.

         STEPHEN R. GROSS, age 53, has been one of our directors since September 1998. Mr. Gross is a co-founder of HLB Gross Collins, P.C., a full-service CPA firm in Atlanta, Georgia, and has been a member of that firm since 1979. Mr. Gross also serves as a director of the Concert Investment Series Funds, a $7 billion family of mutual funds managed by Salomon Smith Barney, Inc.; Ikon Ventures, Inc., a public specialty chemical company based in London; and SuperCorp, Inc., a financial services company. Mr. Gross was also an organizer and is a director of ebank.

         DON B. STOUT, age 65, was appointed to the our board of directors in December 2000. Mr. Stout serves as president and chief executive officer of Cordova Realty, Inc., which is the general partner of the predecessor Cordova Real Estate Fund. He also serves as chairman and a member of the board of directors of Cordova Realty II, LLC. Prior to joining Cordova Realty, Inc., Mr. Stout had a 32-year career in banking. From 1982 to 1993, he served in various capacities at Georgia Federal Bank, including senior executive vice president, chief banking officer, and chief operating officer. From 1975 to 1979, he was chief operating officer of Home Savings Bank in Reno, Nevada.

         Set forth below is certain information about each of our other directors and our executive officers.

         LARRY W. BOURNE, age 53, has served as the senior vice president and senior credit officer of ebank since June 1998. From 1996 until he joined ebank, Mr. Bourne served as a commercial lender at Regions Bank. He also served as a senior credit officer from 1987 to 1994 for Merchant Bank (acquired by Bank South in 1994) and Bank South. Mr. Bourne served as a credit officer for Citicorp in Atlanta. Mr. Bourne has over 27 years of commercial lending and credit management experience, having worked with money center, regional, and community banks as well as with national equipment lending companies.

         GARY M. BREMER, age 62, has been one of our directors since our formation in August 1997. From October 1996 until he retired in July 1998, Mr. Bremer was the chairman of Simione Central Holdings, Inc., a publicly traded information systems and management services company in the home health industry. He also served as Simione Central's chief executive officer from October 1996 to April 1997. From 1978 until October 1996, Mr. Bremer served as president and chief executive officer of Central Health Holding Company, Inc. and its subsidiary, Central Health Services, Inc. He is the co-founder and a director for the Foundation for Medically Fragile Children, member of the board of directors for the Medal of Honor Foundation, a foundation organized by and under the Congressional Medal of Honor Society of America. Until December 1998, Mr. Bremer was a director of Fayette County Bank. Mr. Bremer was also an organizer and is a director of ebank.

         WAYNE W. BYERS, CCM, CPA, age 44, has served as our senior vice president and chief financial officer since December 2000. Prior to his promotion, Mr. Byers served as our controller. From 1990 to November 1999, Mr. Byers held management positions in the accounting and treasury department of Prudential Bank and Prudential Savings Bank, banking units of The Prudential Insurance Company of America, located in Atlanta, Georgia.

         RICHARD C. CARTER, age 52, has been one of our directors since our formation in August 1997. Since October 1998, Mr. Carter has served as a health care development manager with State Farm Life Insurance. From 1996 until he joined State Farm, Mr. Carter was a vice president of marketing with Life of the South Insurance Company. He has over 20 years experience in marketing and management of health and financial services insurance products. Mr. Carter was also an organizer and is a director of ebank.

         TERRY L. FERRERO, age 50, has been one of our directors since our formation in August 1997. Since 1991, Mr. Ferrero has served as president and chief executive officer of American Wholesale Building Supply Company, a wholesale distributor of building supplies in Georgia, Alabama, Florida, South Carolina, and Tennessee. From 1976 until he founded American Wholesale in 1991, Mr. Ferrero was a sales executive with the Building Products Division of United States Steel Corporation. Mr. Ferrero was also an organizer and is a director of ebank.

         G. WEBB HOWELL, age 48, who has been one of our directors since our formation in August 1997, is an agency field executive for State Farm Insurance in Marietta, Georgia. Mr. Howell has been with the State Farm organization since 1974. He was an organizer of Fayette County Bank and served as a director of that bank until December 1998. Mr. Howell was also an organizer and is a director of ebank.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         EXECUTIVE COMPENSATION. The following table shows the cash compensation we paid to our chief executive officer, our former chief executive officer, the former president of the bank, and the senior credit manager of the bank for the years ended December 31, 2000, 1999, and 1998. We did not have any other executive officers who earned total annual compensation, including salary and bonus, in excess of $100,000 in 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                                                Long Term
                                                                          Annual Compensation               Compensation Awards
                                                                         --------------------               ---------------------
                                                                                            Other annual    Number of Securities
Name and Principal Position                         Year          Salary         Bonus      compensation     Underlying Options
---------------------------                         ----          ------         -----      ------------     ------------------

James L. Box                                        2000      $    72,035                  $    3,529 (1)          35,000
Chief Executive Officer and President of
    ebank.com, Inc.

Richard A. Parlontieri                              2000      $   102,085                  $   79,476 (2)           4,000
Former Chairman and Chief Executive                 1999      $   125,000     $ 15,000     $   13,095 (3)
   Officer of ebank.com, Inc.                       1998      $   125,000

Louis J. Douglass, III                              2000      $   125,000                  $   13,309 (4)
Former President of ebank                           1999      $   110,000                  $   15,375 (5)
                                                    1998      $   110,000     $ 15,000

Larry W. Bourne                                     2000      $   101,042                  $    6,488 (6)
Senior Credit Officer                               1999      $   100,000
                                                    1998      $    90,000

(1) Includes $2,817 in personal automobile expenses and $712 in athletic club dues.
(2) Includes $72,915 in severance payments, $5,497 in personal automobile expenses, and $1,064 in athletic club dues.
(3)      Includes $11,000 in personal automobile expense.
(4) Includes $9,109 in personal automobile expenses and $4,200 in athletic club dues.
(5) Includes $7,200 in personal automobile expenses and $3,675 in athletic club dues.
(6) Includes $5,277 in personal automobile expenses and $1,211 in athletic club dues.

         In July 2000, Mr. Parlontieri resigned as our chairman and chief executive officer and we hired Mr. Box as our new chief executive officer. In March 2001, Mr. Douglass resigned as president of our subsidiary, ebank, and Mr. Box assumed the position of president of ebank.

EMPLOYMENT AGREEMENTS

         In July 2000, we entered into an employment agreement with Mr. Box, which includes the following principal terms:

       o Serves as president and chief executive officer of ebank.com, Inc.;

       o Base salary of $125,000 in 2000, which may be increased periodically;

       o Term of one year, which is extended automatically for additional one year periods upon written notice of either party;

       o Stock option to purchase 10,000 shares of common stock;

       o Opportunity for additional incentive compensation based on criteria to be established by the compensation committee of the board of directors;

       o Participates in retirement, welfare, and other benefit programs;

       o Entitled to life and health insurance;

       o Receives reimbursement for travel and business expenses;

       o During his employment with us and for two years following termination of his employment, Mr. Box may not (i) solicit any of our customers for the purpose of providing any competitive product or service, (ii) solicit or induce any of our employees for employment, or (iii) disclose any of our confidential information of ebank.com, Inc.; and

       o Prohibits Mr. Box from disclosing any of our trade secrets during or after his employment.

TERMINATED EMPLOYMENT AGREEMENTS

         Until his resignation in March 2001, Mr. Douglass served as the president of our subsidiary, ebank, under an employment agreement which included the following principal terms:

      o Base salary of $125,000 in 2000, which may be increased periodically, plus yearly medical insurance premium;

      o Term of three years, commencing November 18, 1997 (renewed in October 2000);

      o Opportunity for incentive compensation based on criteria to be established by our board of directors;

      o  Participates in retirement, welfare, and other benefit programs;

      o  Entitled to life and health insurance;

      o  Receives reimbursement for travel and business expenses; and

      o During his employment with us and for 12 months following termination of his employment, Mr. Douglass may not (i) be employed in the banking business as a director, officer at the vice president level or higher, or organizer or promoter of, or provide executive management services to, any financial institution within a ten mile radius of our offices,
         (ii) solicit major customers of the bank for the purpose of providing financial services, or (iii) solicit employees of the bank for employment.

DIRECTOR COMPENSATION

         We currently pay our directors $300 for each board meeting attended, and $100 for each board committee meeting attended. In addition, we pay our chairman of the board, Richard D. Jackson, $5,000 per month in director's fees. We do not reimburse our directors for out-of-pocket expenses they incur in connection with their attendance at meetings. In the past, we have awarded our directors options to purchase our common stock for their service on the board of directors. In October 2000, all directors cancelled their options except for our former chairman and chief executive officer, Richard C. Parlontieri. We intend to reinstate our policy of awarding options to directors for their service on the board.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning each grant of stock options to Mr. Box during the year ended December 31, 2000. No other named executed officer was granted options in 2000. Note that the following calculations exclude warrants to purchase 160,125 shares of common stock that were granted to certain executive officers and directors in consideration for guaranteeing a loan. See "Certain Relationships and Related Transactions" below.

                                                 PERCENT OF
                                 NUMBER OF      TOTAL OPTIONS
                                 SECURITIES      GRANTED TO
                                 UNDERLYING     DIRECTORS AND   EXERCISE OR
                                  OPTIONS       EMPLOYEES IN     BASE PRICE     EXPIRATION
                                  GRANTED (#)*   FISCAL YEAR**   ($/SH)            DATE
                              ----------------   ------------   ------------ --------------

James L. Box.................    10,000               12.3%          $ 3.62         2010

James. L. Box................    25,000               30.6%          $ 3.06         2010

* Mr. Box's option to purchase 10,000 shares vests equally over a three year period beginning August 28, 2001, and his option to purchase 25,000 shares vests equally over a three year period beginning October 16, 2001.

** During the year ended December 31, 2000, we granted 81,575 options to purchase our common stock. In October 2000, 16,575 of those options were cancelled.

AGGREGATED OPTION EXERCISE AND YEAR-END OPTION VALUES

         During 2000, none of the named executives exercised stock options. The following table provides information regarding the value of all unexercised options held by Mr. Box and Mr. Parlontieri at December 31, 2000. No other named executive officer held options at the end of 2000.

                                   Number of Unexercised Securities            Value of Unexercised In-the-Money
                              Underlying Options at Fiscal year End (#)        Options at Fiscal Year End ($)(1)
                             -------------------------------------------   -------------------------------------
Name                            Exercisable           Unexercisable            Exercisable          Unexercisable
----                            -----------           -------------            -----------          -------------
James L. Box                            0                 35,000           $         0          $         0
Richard A. Parlontieri              4,000                      0           $         0          $         0

------------------------
Based on the trading price of our common stock of $1.50 on December 29, 2001, none of these options were considered to be in-the-money.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows how much of our common stock is owned by our directors, certain executive officers, and owners of more than 5% of our common stock as of March 31, 2001. Unless otherwise indicated, the address of each of the beneficial owners identified is c/o ebank.com, Inc., 2410 Paces Ferry Road, Atlanta, Georgia 30339.

         The right to acquire column in the table reflects all shares of common stock that each individual has the right to acquire through the conversion of preferred stock or warrants within 60 days of March 31, 2001. Under SEC rules, securities in the right to acquire column are deemed to be outstanding and to be beneficially owned by the person or group holding those convertible securities when computing the percentage ownership of that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

                                                             RIGHT TO         SHARES BENEFICIALLY
                                           NUMBER OF     CQUIRE WITHIN 60  OWNED AS A PERCENTAGE OF
NAME OF BENEFICIAL OWNER                  SHARES OWNED         DAYS           SHARES OUTSTANDING
------------------------                  ------------         ----           ------------------
Gary M. Bremer (1)......................     29,500          22,857                 3.51%
Richard C. Carter (2)...................     12,778          22,857                 2.39%
Edgar D. Chapman, Jr.(3)................    110,000               0                 7.49%
Terry L. Ferrero (4)....................     19,278          82,857                 6.58%
Stephen R. Gross (5)....................     22,778          82,857                 6.81%
G. Webb Howell (6)......................     16,178          22,857                 2.62%
Richard D. Jackson (7)..................      1,000         126,000                 7.96%
Billy R. Jones (8) .....................          0         300,000                16.96%
Don B. Stout (9) .......................          0          60,000                 3.76%
Custom Auto Sound (10)..................          0          90,000                 5.77%

All directors and executive officers
as a group (10) persons*................    212,012         810,285                44.85%
------------------

* Includes ownership by officers with less than 1% of the outstanding common stock who are not individually listed.

(1) Includes a currently exercisable warrant to purchase 22,857 shares of common stock.
(2) Includes a currently exercisable warrant to purchase 22,857 shares of common stock.
(3) The address of Edgar D. Chapman, Jr. is 216 Woodruff Way, Peachtree City, Georgia 30269.
(4) Represents 40,000 shares of preferred stock convertible into 40,000 shares of common stock, a currently exercisable warrant to purchase 20,000 shares of common stock, and a currently exercisable warrant to purchase 22,857 shares of common stock.
(5) Represents 40,000 shares of preferred stock convertible into 40,000 shares of common stock, a currently exercisable warrant to purchase 20,000 shares of common stock, and a currently exercisable warrant to purchase 22,857 shares of common stock.
(6) Includes a currently exercisable warrant to purchase 22,857 shares of common stock.
(7) Represents 72,000 shares of preferred stock convertible into 72,000 shares of common stock and a currently exercisable warrant to purchase 36,000 shares of common stock. Also includes 12,000 shares of the preferred stock convertible into 12,000 shares of common stock and a currently exercisable warrant to purchase 6,000 shares held by Mr. Jackson's wife.
(8) Represents 200,000 shares of preferred stock convertible into 200,000 shares of common stock and a currently exercisable warrant to purchase 100,000 shares of common stock. The address of Billy R. Jones is 6001 Liveoak Parkway, Norcross, Georgia 30093.

(9) Represents 40,000 shares of preferred stock convertible into 40,000 shares of common stock and a currently exercisable warrant to purchase 20,000 shares of common stock held jointly with his wife.
(10) Represents 60,000 shares of preferred stock convertible into 60,000 shares of common stock and a currently exercisable warrant to purchase 30,000 shares of common stock. The address of Custom Auto Sound is 808 W. Vermont Avenue, Anaheim, California 92805.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended December 31, 2000, our board of directors held 11 meetings and the board of directors of ebank held 11 meetings. All of our directors and the directors of our bank attended at least 75% of the aggregate board meetings and the meetings of each committee on which they served. Our board of directors has also appointed a number of committees, including an audit committee and a compensation committee.

AUDIT COMMITTEE AND REPORT

         The audit committee has the responsibility of reviewing our financial statements and our subsidiary bank's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The audit committee also recommends to our board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee has also received from the independent auditors the written disclosures and the letter required by Independent Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditor's independence from our company and its management. The audit committee reported its findings to our board of directors. The audit committee's report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not be deemed filed under such acts.

         In reliance on discussions with the independent auditors, management approved the inclusion of the audited financial statements in our Annual Report on SEC Form 10-KSB for the fiscal year ended December 31, 2000. After meeting with our independent auditors in April 2001, the audit committee ratified that decision. The audit committee is composed of Messrs. Gross and Box. Mr. Box is not considered "independent" under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The audit committee met two times during the year ended December 31, 2000. Our board of directors has not adopted a written charter for our audit committee.

OTHER COMMITTEES

         The compensation committee is composed of Messrs. Jackson, Bremer, and Howell. Our compensation committee is responsible for establishing our compensation plans. Its duties include the development with management of all benefit plans for our employees, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. The compensation committee did not meet in 2000.

         We do not have a nominating committee or a committee serving a similar function.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of our executive officers has served:

       o as a member of the compensation committee of another entity which has had an executive officer who has served on our compensation committee;

       o as a director of another entity which has had an executive officer who has served on our compensation committee; or

       o as a member of the compensation committee of another entity which has had an executive officer who has served as one of our directors.


                                   AUDIT FEES

         The aggregate fees billed for professional services during our 2000 fiscal year for the audit of our annual financial statements and the review of the financial statements included in our quarterly reports filed on SEC Form 10-QSB totaled $16,000 with respect to Mauldin & Jenkins, LLC and $281,359 with respect to BDO Seidman, LLP. See the discussion below regarding the change of our independent auditors in August 2000.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         We did not engage the independent auditors to provide, and the independent auditors did not bill for, professional services regarding financial information systems design and implementation during the year ended December 31, 2000.

                                 ALL OTHER FEES

         The aggregate fees billed for professional services by BDO Seidman, LLC to provide other non-audit services during our 2000 fiscal year totaled $80,853, which included $17,121 for the reimbursement of out-of-pocket expenses. The board of directors has considered whether the provision of these services was compatible with maintaining the accountant's independence.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         We enter into banking and other transactions in the ordinary course of business with our directors and officers and their family members and affiliates. It is our policy that these transactions be on substantially the same terms, including price, or interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of their loan application. We intend for all of our transactions with our directors, officers, and other affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of our disinterested directors.

         One of our directors, Stephen R. Gross, is a principal of Fountainhead Solutions, which provided services in connection with the formation of our business plan. In 1999 and 2000, we paid $94,434.82 and $5,906.25, respectively, for these services.

         On July 31, 2000, we entered into a loan agreement with The Bankers Bank for the aggregate principal amount of $2,500,000. The loan is guaranteed by Messrs. Bremer, Carter, Douglass, Ferrero, Gross, Howell and Parlontieri. In consideration for their guarantees of this loan, we granted each of the guarantors a warrant to purchase 22,857 shares of our common stock for $3.00 per share, the closing price of our common stock on the date of grant. The warrants expire ten years from the date of grant.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that the Statement of Changes in Beneficial Ownership on Form 4 for these persons were filed in a timely fashion during 2000 except as described herein. Gary M. Bremer filed a late Form 4 to report a transfer of shares that occurred in March of 2000. In addition, Mr. Bremer, Richard C. Carter, Terry L. Ferrero, Stephen R. Gross, and G. Webb Howell each are filing a late Form 5 to report the issuance of warrants to purchase 22,857 shares of stock in consideration for guaranteeing a loan. Further, Mr. Howell is filing a late Form 5 to report the purchase of 3,400 shares of common stock. James L. Box, Richard D. Jackson, and Don B. Stout each are filing a late Form 3 to report their appointments as directors. Finally, Mr. Ferrero is filing a late Form 5 to report the purchase of 1,500 shares of common stock.

                              INDEPENDENT AUDITORS

         We have selected Mauldin & Jenkins, LLC to serve as our independent auditors for the year ending December 31, 2001. We do not expect a representative from this firm to attend the annual meeting.

CHANGES IN ACCOUNTANTS

         On August 22, 2000, we replaced the firm of BDO Seidman, LLP with Mauldin & Jenkins, LLC as our auditors effective as of that date. The decision to change accountants was approved by our audit committee.

         The reports of BDO Seidman on our financial statements for the fiscal years ended December 31, 1999 and 1998 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with the audits of our financial statements for the fiscal year ended December 31, 1999 and in the subsequent interim period, there were no disagreements with BDO Seidman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BDO Seidman, would have caused BDO Seidman to make reference to the matter in their report. During the fiscal year ended December 31, 1999 and in the subsequent interim period, there were no "reportable events" to describe as specified in Item 304(a)(1)(iv)(B) of Regulation S-B. A copy of the letter from BDO Seidman stating whether it agrees with the above statements dated August 24, 2000, is filed as Exhibit 16.1 to our Form 8-K filed on August 25, 2000.

         On August 22, 2000, we engaged Mauldin & Jenkins as our independent auditors for the fiscal year ending December 31, 2000. We did not consult Mauldin & Jenkins on any matter requiring disclosure under Item 304(a)(2) of Regulation S-B.

        SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS

         If you want us to consider including a proposal in our 2002 proxy statement, you must deliver a written copy of your proposal to our secretary at our principal executive offices no later than November 30, 2001. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                                 EBANK.COM, INC.

                           TO BE HELD ON MAY 21, 2001
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints James L. Box and Stephen R. Gross, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of ebank.com, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at 2410 Paces Ferry Road, Atlanta, Georgia 30339, at 4 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO ELECT THE THREE IDENTIFIED CLASS III DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS FOR THREE-YEAR TERMS, AND THE ONE IDENTIFIED CLASS II DIRECTOR TO SERVE ON THE BOARD OF DIRECTORS FOR A TWO-YEAR TERM..

1. PROPOSAL to elect the three Class III directors to serve for three-year terms, and the one identified Class II director to serve for a two-year term

                            Stephen R. Gross (Class III)
                              James L. Box (Class III)
                           Richard D. Jackson (Class III)
                               Don B. Stout (Class II)



     |_|  FOR all nominees                       |_|  WITHHOLD AUTHORITY
          listed (except as marked to                 to vote for all nominees
          the contrary)

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).

                                         Dated:                           , 2001
                                               --------------------------


-----------------------------------       --------------------------------------
Signature of Shareholder(s)                          Signature of Shareholder(s)


-----------------------------------       --------------------------------------
Please print name clearly                            Please print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.